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                                                                     EXHIBIT 5.1

                        STEPTOE & JOHNSON LLP LETTERHEAD

                                November 12, 1999


Manufactured Home Communities, Inc.
Two North Riverside Plaza
Chicago, Illinois  60606

  Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration of 2,000,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") to be issued pursuant to the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan") pursuant to the above referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

         In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined the Registration Statement, corporate records, certificates of public officials and Company officers, and such other documents as we deemed appropriate or necessary for the purpose of rendering this opinion.

         Based on the foregoing, it is our opinion that the Shares of the Company covered by the Registration Statement have been duly authorized and, if and when issued and delivered against payment therefor in the manner described in the Plan (assuming that the sum of (a) all shares of Common Stock issued and outstanding as of the date hereof, (b) any shares of Common Stock issued between the date hereof and the dates on which the Shares are actually issued (not including any of the Shares), and (c) the Shares will not exceed the total number of shares of Common Stock that the Company is authorized to issue), the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                  Very truly yours,



                                  /s/ STEPTOE & JOHNSON LLP
                                  STEPTOE & JOHNSON LLP